Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
          THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-4 for the issuance of shares of the Corporation’s Common Stock in connection with the proposed merger of ABC Consolidation Corp., a wholly-owned subsidiary of the Corporation and BellSouth Corporation pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 4, 2006, by and among the BellSouth Corporation, the Corporation and ABC Consolidation Corp.;
          NOW, THEREFORE, each of the undersigned hereby constitutes and appoints James D. Ellis, Richard G. Lindner, John J. Stephens, Jonathan P. Klug, or any one of them, all of the City of San Antonio and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements (including post-effective amendments) and amended joint proxy statements/prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.
          IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

March 23, 2006	/s/ Edward E. Whitacre, Jr.
Date	Edward E. Whitacre, Jr.
Chairman of the Board, Director and
Chief Executive Officer

March 24, 2006	/s/ Randall L. Stephenson
Date	Randall L. Stephenson
Director and Chief Operating Officer

March 24, 2006	/s/ William F. Aldinger III

Date	William F. Aldinger III
Director

March 23, 2006	/s/ Gilbert F. Amelio

Date	Gilbert F. Amelio
Director

March 24, 2006	/s/ August A. Busch III

Date	August A. Busch III
Director

March 23, 2006	/s/ Martin K. Eby, Jr.

Date	Martin K. Eby, Jr.
Director

March 24, 2006	/s/ James A. Henderson

Date	James A. Henderson
Director

March 23, 2006	/s/ Charles F. Knight

Date	Charles F. Knight
Director

March 23, 2006	/s/ Jon C. Madonna

Date	Jon C. Madonna
Director

March 23, 2006	/s/ Lynn M. Martin

Date	Lynn M. Martin
Director

March 24, 2006	/s/ John B. McCoy

Date	John B. McCoy
Director

March 24, 2006	/s/ Mary S. Metz

Date	Mary S. Metz
Director

March 24, 2006	/s/ Toni Rembe

Date	Toni Rembe
Director

March 23, 2006	/s/ S. Donley Ritchey

Date	S. Donley Ritchey
Director

March 27, 2006	/s/ Joyce M. Roché

Date	Joyce M. Roché
Director

March 24, 2006	/s/ Laura D’Andrea Tyson

Date	Laura D’Andrea Tyson
Director

March 24, 2006	/s/ Patricia P. Upton

Date	Patricia P. Upton
Director

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